Exhibit 5.1

[LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]

December 20, 2004

PG&E Energy Recovery Funding LLC

245 Market Street, Room 424

San Francisco, CA  94105

Re:          PG&E Energy Recovery Funding LLC
Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3, File No. 333-119762, as amended by Amendment No. 1 thereto (as amended, the “Registration Statement”), in the form being filed by PG&E Energy Recovery Funding LLC (the “Company”) with the Securities and Exchange Commission, relating to the offering of up to $3,000,000,000 of Energy Recovery Bonds securities (the “Bonds”) to be issued and sold by the Company.  The Bonds will be issued pursuant to an Indenture (as amended or supplemented from time to time, the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), the form of which is being filed as an exhibit to the Registration Statement.  The offering of the Bonds will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus.

We have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of the opinions hereinafter expressed.  In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on and subject to the foregoing,  we are of the following opinions:

1.  The Bonds will be legal and binding obligations of the Company at such time as: (a) the Indenture in substantially the form filed as an exhibit with the Registration Statement has been duly authorized, executed, and delivered by the Company and the Trustee; (b) the forms and the terms of the Bonds have been approved by appropriate action of the Company, and the Bonds have been duly executed, authenticated and delivered in accordance with the Indenture; (c) the Registration Statement has become effective under the Securities Act of 1933, as amended, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (d) the Bonds have been issued and sold as contemplated by the Registration Statement, the Prospectus and any prospectus supplement relating thereto.

2.  The statements in the Prospectus under the headings “Summary of Terms – Prospectus – Material Federal Income Tax Considerations” and “Material Federal Income Tax Considerations,” subject to the qualifications set forth therein and herein, accurately describe the material federal income tax consequences to holders of the Bonds who hold the Bonds as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended.

The opinion set forth in numbered paragraph 1 above is subject to (a) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, all laws relating to fraudulent transfers or conveyances, preferences and equitable subordination); (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether enforcement is considered in a proceeding in equity or at law); and (c)  the possible need for regulatory approvals for any sale or other disposition upon foreclosure under the Indenture discussed under the caption “Risk Factors – Risks Associated With the Unusual Nature of the Recovery Property” in the Prospectus.

The opinions expressed herein are limited to the laws of the State of California and the federal laws of the United States of America.  In giving the opinion set forth in numbered paragraph 1 above, we have relied, in part, on the opinion of Richards, Layton & Finger, P.A., filed as Exhibit 5.2 to the Registration Statement.

We hereby consent to the reference to our firm under the heading “Various Legal Matters Relating to the Energy Recovery Bonds” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
ORRICK, HERRINGTON & SUTCLIFFE LLP